FOR IMMEDIATE RELEASE                                                    Exhibit 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Edwin Boon (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT CORPORATION TO PRESENT
AT JUNE INVESTOR CONFERENCE

MINNEAPOLIS – (June 5, 2012) – Select Comfort Corporation (NASDAQ: SCSS) announced today that it will present at the Bank of America Merrill Lynch 2012 Smid Cap Conference on Thursday, June 7, 2012 at 2:20 p.m., EDT in Boston.

The company also will provide a live webcast link and a replay of its presentation in the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm.

About Select Comfort Corporation
Select Comfort Corporation is leading the industry in setting a new standard in sleep by offering consumers high-quality, innovative and individualized sleep solutions, which include a complete line of SLEEP NUMBER® beds and bedding. The company is the exclusive manufacturer, retailer and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further personalization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. And as the only national specialty-mattress retailer, consumers can take advantage of an enhanced mattress-buying experience at one of the approximately 380 Sleep Number stores across the country, online at sleepnumber.com or via phone at (800) Sleep Number or (800) 753-3768.

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